SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code):   (972) 219-3330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2010 the Company executed a consulting agreement with RMG Consulting, LLC and its President, Robert M. Gallagher.  Mr. Gallagher resigned as a Director of the Company effective September 30, 2010.  The term of the consulting agreement is for a one year period with three (3) one year options.  The Agreement may be terminated by either party, by providing 120 days’ prior written notice.  Compensation under the agreement will be $12,000.00 per month for every month services are performed.

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2010, Robert Gallagher resigned as a member of the Board of Directors of Uranium Resources, Inc.

Item 8.01.  Other Events

On October 1, 2010, the Registrant issued a press release announcing that Robert Gallagher resigned as a member of the Board of Directors effective September 30, 2010 and, as of October 1, 2010 will be engaged as a consultant to assist the Company in its efforts to advance toward production in New Mexico.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1  Press Release dated October 1, 2010

Exhibit 99.2  Consulting Services Agreement with RMG Consulting, LLC dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	October 4, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

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